===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         KENT ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     was paid previously. Identify the previous filing by registration statement
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Notes:

                         KENT ELECTRONICS CORPORATION
                             1111 GILLINGHAM LANE
                            SUGAR LAND, TEXAS 77478

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 25, 1998

To the Shareholders of
Kent Electronics Corporation:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Kent Electronics Corporation (the "Company") will be held at the offices of the Company located at 1111 Gillingham Lane, Sugar Land, Texas 77478, at 10:00 a.m., local time, on Thursday, June 25, 1998, for the following purposes:

    1. To elect three persons to serve as directors on the classified Board of Directors until the 2001 annual meeting and until their successors have been elected and have qualified.

    2. To adopt an Amended and Restated 1996 Non-Employee Director Stock Option Plan, as more fully set forth under "Proposal No. 2."

    3. To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending April 3, 1999.

    4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

  Shareholders of record at the close of business on May 5, 1998 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. Shareholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

                                          By Order of the Board of Directors

                                          Stephen J. Chapko, Secretary

Houston, Texas
May 20, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                         KENT ELECTRONICS CORPORATION
                             1111 GILLINGHAM LANE
                            SUGAR LAND, TEXAS 77478

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kent Electronics Corporation, a Texas corporation (the "Company"), for use at the annual meeting of shareholders to be held on Thursday, June 25, 1998, at the offices of the Company located at 1111 Gillingham Lane, Sugar Land, Texas 77478, at 10:00 a.m., local time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof being referred to as the "Annual Meeting"). Copies of the accompanying Notice, this Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about May 20, 1998.

  In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. In addition, the Company has retained the services of Morrow & Co., Inc. to assist in the solicitation of proxies either in person or by mail, telephone or telecopy, at an estimated cost of $4,000 plus expenses. The cost of solicitation of proxies will be paid by the Company.

  A proxy received by the Board of Directors may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 1111 Gillingham Lane, Sugar Land, Texas 77478, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted for the nominees for the Board of Directors named in Proposal No. 1 of this Proxy Statement and in favor of Proposal No. 2 and Proposal No. 3 of this Proxy Statement. A majority of the outstanding shares of common stock, without par value, of the Company ("Common Stock") will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

  At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, the shares of Common Stock represented by proxies at the Annual Meeting will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

            COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

  The Board of Directors has fixed the close of business on May 5, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 27,189,974 shares of Common Stock, and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of May 5, 1998, unless otherwise specified, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) the chief executive officer and the four most highly compensated executive officers of the Company during fiscal 1998 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group:

                                      SHARES OWNED        TOTAL STOCK-BASED
                                     BENEFICIALLY(1)         HOLDINGS(2)
                                    --------------------- ---------------------
         NAME AND ADDRESS            NUMBER       PERCENT  NUMBER       PERCENT
         ----------------           ---------     ------- ---------     -------
Morrie K. Abramson.................   834,150(3)    3.0%  1,234,150(4)    4.4%
Stephen J. Chapko..................    36,667(5)      *      87,500(6)      *
Richard J. Hightower...............    19,167(7)      *      32,500(8)      *
Larry D. Olson.....................    83,267(9)      *     171,600(10)     *
Mark A. Zerbe......................   125,067(11)     *     213,400(12)     *
Terrence M. Hunt...................   621,734(13)   2.3%    621,734(13)   2.3%
Max S. Levit.......................    26,750(14)     *      26,750(14)     *
David Siegel.......................    51,750(15)     *      51,750(15)     *
Richard C. Webb....................    40,000(16)     *      40,000(16)     *
Alvin L. Zimmerman.................    60,250(17)     *      60,250(17)     *
AMVESCAP PLC
 1315 Peachtree Street NE
 Atlanta, Georgia 30309............ 1,561,100(18)   5.7%  1,561,100(18)   5.7%
Pilgrim, Baxter & Associates, Ltd.
 825 Duportail Road
 Wayne, Pennsylvania 19087......... 1,400,800(19)   5.2%  1,400,800(19)   5.2%
All executive officers and
 directors as a group
 (16 persons)...................... 2,040,488(20)   7.2%  2,826,651(21)   9.7%

--------
*  Less than 1%

(1) The persons listed have the sole power to vote and dispose of shares beneficially owned by them except as otherwise indicated. The calculation of shares that may be acquired upon the exercise of outstanding options as indicated in the footnotes includes options exercisable within 60 days.

(2) The amounts in this column include the equity securities shown in the "Shares Owned Beneficially" column and options that are not currently exercisable within 60 days.

(3) Includes 670,000 shares that may be acquired upon the exercise of outstanding options. Also includes 5,000 shares held in trust for Mr. Abramson's children, as to which shares Mr. Abramson disclaims beneficial ownership.

(4) Includes 400,000 shares subject to options that are not currently exercisable, of which options to acquire 175,000 shares have been assigned by Mr. Abramson to trusts for his children. Mr. Abramson disclaims beneficial ownership of the options held in trust for his children.

(5) Includes 6,667 shares that may be acquired upon exercise of outstanding options.

(6) Includes 50,833 shares subject to options that are not currently exercisable.

(7) Includes 9,167 shares that may be acquired upon exercise of outstanding options.

(8) Includes 13,333 shares subject to options that are not currently exercisable.

(9) Includes 41,667 shares that may be acquired upon exercise of outstanding options.

(10) Includes 88,333 shares subject to options that are not currently exercisable.

(11) Includes 111,667 shares that may be acquired upon exercise of outstanding options.

(12) Includes 88,333 shares subject to options that are not currently exercisable.

(13) Includes 589,134 shares held by THMJH Family Trust, 5,000 shares held by THMJH Family Partners, Ltd. and 11,850 shares held in trust for Mr. Hunt's children.

(14) Includes 19,250 shares that may be acquired upon the exercise of outstanding options.

(15) Includes 32,750 shares that may be acquired upon the exercise of outstanding options, and 6,500 shares that are owned of record by Mr. Siegel's wife.

(16) Includes 12,500 shares that may be acquired upon the exercise of outstanding options.

(17) Includes 38,750 shares that may be acquired upon the exercise of outstanding options.

(18) As reported in a Schedule 13G filed by AMVESCAP PLC with the Securities and Exchange Commission on February 11, 1998.

(19) As reported in a Schedule 13G filed by Pilgrim, Baxter & Associates, Ltd. with the Securities and Exchange Commission on February 12, 1998.

(20) Includes 1,016,504 shares that may be acquired upon the exercise of outstanding options.

(21) Includes 786,163 shares subject to options that are not currently exercisable.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

GENERAL

  Three directors are to be elected at the Annual Meeting. The Company recommends voting for the election of each of the nominees for director listed below. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election one or more of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of the Annual Meeting is first given.

  Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Messrs. Max S. Levit, Larry D. Olson and Richard C. Webb to hold office until the 2001 annual meeting of shareholders and until each of their respective successors is elected and qualified.

  THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

  The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for director to hold office until the 2001 annual meeting of shareholders, his principal position with the Company and the year he became a director of the Company.

               NAME                AGE DIRECTOR SINCE            POSITION
               ----                --- --------------            --------
Max S. Levit......................  63      1995      Director
Larry D. Olson....................  41      1998      Director, President, Chief
                                                       Operating Officer and
                                                       President of K*TEC
Richard C. Webb...................  64      1986      Director

  Mr. Levit, President of Grocers Supply Company, Inc. since January 1992, has served as a director of the Company since April 1995. Mr. Levit also serves on the Board of M.D. Anderson Hospital and The University of Texas--Houston Health Science Center.

  Mr. Olson was appointed President, Chief Operating Officer and a director in May 1998, and he was appointed President of K*TEC Electronics Corporation ("K*TEC"), the Company's wholly-owned manufacturing subsidiary, in November 1997. He previously served as Executive Vice President of the Company since 1994, and as President of Kent Components since January 1997. Mr. Olson joined the Company as a Vice President in 1992, after the Company's acquisition of Shelley-Ragon, Inc. He had been President of Shelley-Ragon, Inc. since 1991.

  Mr. Webb, a founder of Harris Webb & Garrison, a Houston-based investment banking and brokerage firm, has served as a director of the Company since June 1986. He has been involved in the investment banking business since 1960, and was a founder of Lovett Underwood Neuhaus & Webb, Inc., a subsidiary of Kemper Securities.

OTHER DIRECTORS

  The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.

                                     TERM   DIRECTOR
             NAME               AGE EXPIRES  SINCE                POSITION
             ----               --- ------- --------              --------
Morrie K. Abramson.............  63  1999     1973   Chairman of the Board and
                                                      Chief Executive Officer
Terrence M. Hunt...............  50  2000     1997   Director, Executive Vice
                                                      President and President of
                                                      Futronix Systems
David Siegel...................  72  2000     1990   Director
Alvin L. Zimmerman.............  54  1999     1986   Director

  Mr. Abramson, a co-founder of the Company, has served as Chief Executive Officer and a director since 1973 and Chairman of the Board since 1977. He has been in the electronics distribution business since 1956. Mr. Abramson has also been Chairman of the Board of K*TEC since its incorporation in 1983. He previously served as President of the Company since 1995.

  Mr. Hunt has served as Executive Vice President, President of Futronix Systems and as a director since January 1997. Prior to joining the Company, Mr. Hunt served as President of Futronix Corporation, which was acquired by the Company in January 1997. Mr. Hunt founded Futronix Corporation in 1991.

  Mr. Siegel has served as a director of the Company since September 1990, and has been in the electronics distribution business since 1954. Mr. Siegel is Vice President, director and the founder of Great American

Electronics, a distribution company serving industrial distributors. He is also a director of Micronetics and Surge Components.

  Mr. Zimmerman has served as a director of the Company since June 1986. As a judge he presided over the 309th Family District Court and the 269th Civil District Court of Harris County, Texas from 1980 to 1984. Since 1984, he has been a shareholder, officer and director in the law firm of Zimmerman, Axelrad, Meyer, Stern & Wise, P.C. and its predecessor firms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the Company's last fiscal year, the Board of Directors held seven meetings. All directors attended all of the meetings of the Board of Directors and the committees on which they served in fiscal 1998, with the exception of one director who missed one meeting of the Board of Directors.

  The Audit Committee, which was composed of Messrs. Levit, Siegel, Webb and Zimmerman, met on two occasions during the last fiscal year. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls.

  The Compensation Committee, which was composed of Messrs. Levit, Siegel, Webb and Zimmerman, met on three occasions during the last fiscal year. The Compensation Committee is authorized to determine the compensation of Mr. Abramson. In addition, it is authorized to make recommendations to the Board of Directors regarding the compensation of the Company's other officers.

  The Stock Option Committee, which was composed of Messrs. Levit, Siegel and Webb, met on three occasions during the last fiscal year. The Stock Option Committee is authorized to grant options under, and to otherwise administer, the Company's stock option plans, other than the Company's 1996 Non-Employee Director Stock Option Plan, which is administered by the entire Board of Directors.

DIRECTOR COMPENSATION

  Directors who are not employees of the Company receive $1,000 per meeting for attendance at the meetings of the Board of Directors and $500 per meeting for attendance at meetings of each committee on which such director serves (in the case of committee meetings not held before or after Board meetings). In addition to the above fees, directors who are not employees of the Company receive an annual retainer in the amount of $18,000 and committee chairmen receive $2,000 annually, with total compensation not to exceed $50,000 annually.

EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

           NAME             AGE                     POSITION
           ----             ---                     --------
Keith K. Ayers.............  59 Vice President
Frank M. Billone...........  52 Executive Vice President and Chief Information
                                 Officer
Stephen J. Chapko..........  44 Executive Vice President, Chief Financial
                                 Officer, Treasurer and Secretary
William H. Fountain........  41 Vice President
R. Michael Gibbons.........  40 Vice President of the Company and Executive Vice
                                 President and General Manager of K*TEC
Richard J. Hightower.......  38 Executive Vice President and
                                 President of Kent Components
Pamela P. Huffman..........  39 Vice President
David D. Johnson...........  33 Vice President, Corporate Controller
Mark A. Zerbe..............  37 Executive Vice President and
                                 President of Kent Datacomm

  Mr. Ayers joined the Company in 1976 as a purchasing agent. Since then, he has served in various capacities, including manager of the management information systems. Mr. Ayers currently serves as Vice President and has responsibilities for training, special projects and administrative matters.

  Mr. Billone was appointed Executive Vice President in May 1998 and Chief Information Officer in June 1997. He previously served as Vice President of Information Services--Distribution since joining the Company in January 1996. Prior to joining the Company, he held various information systems positions with General Electric since 1967.

  Mr. Chapko was appointed Executive Vice President, Chief Financial Officer in January 1997. He served as Vice President and Treasurer of the Company since 1989, and he was appointed Secretary in 1993. He joined the Company as Assistant Treasurer in 1987.

  Mr. Fountain has been Vice President since 1987 and is responsible for product management in the distribution operations. He joined the Company in 1980 as a purchasing agent.

  Mr. Gibbons joined the Company in February 1997 as Director of Quality for K*TEC. In January 1998, he was appointed Vice President of the Company and Executive Vice President and General Manager of K*TEC. Prior to joining the Company, Mr. Gibbons was Manager, Product Center Quality at Schlumberger Dowell since 1993 and held various quality and engineering positions with divisions of Schlumberger since 1984.

  Mr. Hightower was appointed Executive Vice President and President of Kent Components in May 1998, and previously served as Vice President and General Manager of Kent Components since November 1997. He joined the Company in 1993 as a General Manager and was appointed Regional Manager in 1995. Prior to joining the Company, Mr. Hightower was a General Manager at Future Electronics since 1990.

  Ms. Huffman joined the Company as K*TEC Human Resources Manager in 1988 and in 1989 was appointed Corporate Human Resources Manager. In January 1997, she was appointed Vice President of Human Resources.

  Mr. Johnson was appointed Vice President, Corporate Controller in January 1996. He joined the Company in 1988 as Accounts Payable Supervisor.

  Mr. Zerbe has served as Executive Vice President of the Company since 1994 and became President of Kent Datacomm in January 1997. He previously served as a Vice President of the Company since 1988. Mr. Zerbe joined the Company as a sales representative in 1985.

  Other than as set forth below under the heading "Executive Agreements," the executive officers serve at the pleasure of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE(1)


  The Compensation Committee of the Board of Directors (the "Compensation Committee") and the Stock Option Committee of the Board of Directors (the "Stock Option Committee")(collectively, the "Committees") are both composed entirely of outside directors, and together, the Committees are responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Report sets forth the components of the Company's executive officer compensation and describes the basis on which the fiscal 1998 compensation determinations were made by the Committees with respect to the executive officers of the Company.

--------
(1) Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Report of the Compensation Committee and the Stock Option Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

  The Committees have designed the Company's executive compensation programs based on their belief that executive compensation should reflect the value created for shareholders while supporting the Company's strategic goals. To achieve these objectives, the Committees have adopted the following guidelines for the Company's executive compensation programs:

    1. Executive compensation should be meaningfully related to the value created for shareholders.

    2. Executive compensation programs should support the short-term and long-term strategic goals and objectives of the Company.

    3. Executive compensation programs should reflect and promote the Company's value and reward individuals for outstanding contributions to the Company's success.

    4. Short-term and long-term executive compensation must play a critical role in the Company's efforts to attract and retain well-qualified executives.

  The Company's executive compensation program consists of three components: a base salary, a related bonus program tied to Company performance and a stock option program. The Compensation Committee is responsible for the base salary and bonus components of the program, and the Stock Option Committee is responsible for the stock option component of the program. The Committees regularly review the components of the Company's executive compensation program for which they are responsible to ensure that they are consistent with the Company's objectives.

  Base Salary--The Compensation Committee, in determining the appropriate base salaries of the Company's executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Compensation Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer's specific responsibilities and the performance of such executive officer in those areas of responsibility. From time to time surveys are undertaken to provide competitive information to the Compensation Committee. In this regard the Compensation Committee has conferred with third party compensation and employee benefit consultants and has reviewed published information which members of the Compensation Committee have obtained.

  Annual Incentives--The bonus program provides direct financial incentives in the form of an annual cash bonus to executive officers to achieve and exceed the Company's annual goals. The Company currently maintains for Mr. Abramson an incentive cash bonus plan (the "CEO Bonus Plan"). Bonuses pursuant to the CEO Bonus Plan are based upon the Company's achievement of certain budgeted goals as determined by the Compensation Committee. Ninety percent of such bonus is based on the Company's pre-tax earnings, 5% is based on the growth of the Company's earnings per share, and 5% is based on the Company's stock performance.

  The Company has developed bonus programs in which the Named Executive Officers participate, pursuant to which they receive cash bonuses resulting from the achievement of certain targeted goals for the Company as a whole or for certain divisions of the Company.

  Long-Term Incentives--The Company currently maintains the 1996 Employee Incentive Plan (the "Incentive Plan"), the Amended and Restated 1987 Stock Option Plan, a Chief Executive Officer Stock Option Plan and Agreement, an Executive Vice President of Sales-Distribution Stock Option Plan and Agreement, an Executive Vice President of Operations-Distribution Stock Option Plan and Agreement, a Vice President, Secretary and Treasurer Stock Option Plan and Agreement and a Vice President, Corporate Controller Stock Option Plan and Agreement. These stock option plans align executive officer compensation and shareholder return, and enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

  Named Executive Officers--Consistent with the Company's compensation program outlined above, compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, bonus and stock options. The base salaries for the Named Executive Officers for fiscal 1998 were believed to be at levels below competitive amounts paid to executives of other companies engaged in the same or similar business as the Company with comparable qualifications, experience and responsibilities. Cash bonuses have been accrued for payment to all Named Executive Officers of the Company as a result of the Company achieving its targeted goals, and the guidance and performance of such officers in assisting the Company to achieve those goals during fiscal 1998.

  Chief Executive Officer--In addition to the long-term incentive components, the Compensation Committee believes that the cash compensation of the chief executive officer ("CEO") should be impacted by Company performance. Mr. Abramson, who has served as CEO of the Company since 1973, earned a base salary in fiscal 1998 of $435,741, which the Compensation Committee believes to be below the average of the base salary for chief executive officers of other companies engaged in the same or similar business as the Company with comparable qualifications, experience and responsibilities. Moreover, Mr. Abramson earned a bonus of $1,700,268 in fiscal 1998 under the CEO Bonus Plan.

  The Company maintains an employment agreement with Mr. Abramson (the "Employment Agreement"), which provides for the Company's continued employment of Mr. Abramson until March 31, 2001 for a minimum annual base salary and bonus of $950,000. The Compensation Committee believes that the Employment Agreement secures Mr. Abramson's commitment to continue leading the Company over the next three years.

  Limitation of Tax Deduction for Executive Compensation--The Committees desire their compensation policy to be cost and tax effective. In light of federal tax laws that prohibit publicly traded companies from receiving a tax deduction on compensation paid to Named Executive Officers in excess of $1 million annually, the Committees continually review all compensation components to ensure the Company is maximizing corporate tax deductions, when feasible and consistent with its prior commitments to the Company's Named Executive Officers.

  Compensation Committee: Max S. Levit, David Siegel, Richard C. Webb and Alvin L. Zimmerman.

  Stock Option Committee: Max S. Levit, David Siegel and Richard C. Webb.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee or the Stock Option Committee was, during fiscal 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

  During fiscal 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee or the Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee or Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

  The following table sets forth compensation information for the Named Executive Officers for services rendered to the Company or any of its subsidiaries during the Company's fiscal years 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION
                                                   -------------------              ------------------
                                                                       OTHER ANNUAL     SECURITIES        ALL OTHER
                                            FISCAL  SALARY    BONUS    COMPENSATION UNDERLYING OPTIONS COMPENSATION(1)
        NAME AND PRINCIPAL POSITION          YEAR    ($)       ($)         ($)             (#)               ($)
        ---------------------------         ------ ------------------- ------------ ------------------ ---------------
Morrie K. Abramson........................   1998   435,741  1,700,268    92,974(2)            0           71,267
 Chairman of the Board and                   1997   390,250  1,767,268    44,382         500,000           69,000
 Chief Executive Officer                     1996   391,500  1,771,109     9,430               0           29,163
Mark A. Zerbe.............................   1998   193,700    308,034     8,746               0           14,169
 Executive Vice President and                1997   164,602    110,138     6,875          20,000           13,425
 President of Kent Datacomm                  1996   160,251    132,908     6,509          75,000           10,557
Larry D. Olson............................   1998   206,696    251,719     5,415               0           17,302
 President and Chief Operating Officer       1997   164,602    110,138     6,474          20,000           16,102
                                             1996   160,385    132,908     4,569          75,000            4,661
Stephen J. Chapko.........................   1998   175,006    150,000     8,092               0           13,611
 Executive Vice President, Chief Financial   1997    99,523    100,000     8,075          20,000            9,804
 Officer, Treasurer and Secretary            1996    91,032     75,000     7,145          37,500            4,110
Richard J. Hightower......................   1998   125,104    164,650     4,154          10,000           10,923
 Executive Vice President and                1997   100,893     50,981         0           5,000            7,508
 President of Kent Components                1996    95,110     37,385         0          22,500            8,001

--------
(1) Includes, in fiscal 1998, Company matching contributions of $5,303, $5,085, $5,442, $5,405 and $6,510, respectively, pursuant to the Company's Tax-Deferred Savings and Retirement Plan and Trust, and Company matching contributions of $65,964, $9,084, $11,860, $8,206 and $4,413,
    respectively, pursuant to the Company's Deferred Compensation Plan.
(2) Includes $66,321 attributable to travel on aircraft in which the Company has an aggregate undivided ownership interest of 25%. The Board of Directors has adopted a policy that directs Mr. Abramson to use the Company's aircraft to the fullest extent practicable for his business and personal air travel.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                 PERCENTAGE OF                                POTENTIAL REALIZABLE VALUE
                                 TOTAL OPTIONS             MARKET                  AT ASSUMED STOCK
                                  GRANTED TO    EXERCISE  PRICE ON                PRICE APPRECIATION
                         OPTIONS EMPLOYEES IN  PRICE (PER DATE OF                  FOR OPTION TERMS
                         GRANTED  FISCAL YEAR    SHARE)    GRANT   EXPIRATION ---------------------------
          NAME             (#)        (%)         ($)       ($)       DATE        (5%)          (10%)
          ----           ------- ------------- ---------- -------- ---------- ------------- -------------
Morrie K. Abramson......      0         0            0         0          --              0             0
Mark A. Zerbe...........      0         0            0         0          --              0             0
Larry D. Olson..........      0         0            0         0          --              0             0
Stephen J. Chapko.......      0         0            0         0          --              0             0
Richard J. Hightower.... 10,000       2.1%       20.19     20.19    12/22/07  $     126,974 $     321,777

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF
                                                SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES                AT FISCAL YEAR END        AT FISCAL YEAR END
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME            EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
Morrie K. Abramson......        0    $      0      670,000/400,000       $10,391,600/$  800,000
Mark A. Zerbe...........        0    $      0       111,667/88,333       $ 1,330,052/$1,138,499
Larry D. Olson..........        0    $      0        41,667/88,333       $   450,002/$1,138,499
Stephen J. Chapko.......        0    $      0         6,667/50,833       $    30,002/$  599,249
Richard J. Hightower....    8,501    $237,047         9,167/13,333       $    82,202/$   29,399

PERFORMANCE GRAPHS

  The following graphs compare the performance of the Company's Common Stock to a Peer Group Index (as defined below) and the New York Stock Exchange Market Index (the "NYSE Market Index") for the Company's last five fiscal years and last ten fiscal years, respectively. The Peer Group Index is made up of the companies whose common stock has traded publicly for the last ten years and whose primary four-digit SIC Code is the same as the Company's.

                       FIVE YEAR CUMULATIVE TOTAL RETURN


                             [GRAPH APPEARS HERE]

                                                     FISCAL YEAR
                                         1993  1994   1995   1996   1997   1998
                                         ---- ------ ------ ------ ------ ------
Kent Electronics Corporation............ 100   99.54 164.57 394.69 264.98 241.28
Peer Group Index(1)..................... 100  100.23 111.51 142.50 154.41 171.45
NYSE Market Index....................... 100  104.11 115.48 150.82 176.11 256.48

  Assumes $100 invested on April 4, 1993 in Company Common Stock or Index and that dividends are reinvested.

                       TEN YEAR CUMULATIVE TOTAL RETURN


                            [GRAPH APPEARS HERE]


                                 FISCAL YEAR

                          1988   1989   1990   1991   1992   1993   1994   1995    1996     1997    1998
                         ------ ------ ------ ------ ------ ------ ------ ------ -------- -------- ------
Kent Electronics
 Corporation............ 100.00  88.68 124.53 269.80 301.88 405.65 403.77 667.57 1,601.04 1,074.90 978.73
Peer Group Index(1)..... 100.00  94.41 125.17 130.30 173.56 217.39 217.90 242.41   309.79   335.67 372.73
NYSE Market Index....... 100.00 114.42 133.01 150.59 165.68 190.14 197.96 219.58   286.78   334.87 487.68

  Assumes $100 invested on April 3, 1988 in Company Common Stock or Index and that dividends are reinvested.
--------
(1) Includes the following companies:
  All American Semiconductor, Arrow Electronics, Avnet, Bell Industries, Bell Microproducts, Brightpoint, Cellstar, Communications World International, Dunn Computer, Electrocon International, Farmstead Telephone Group, Gentner Communications, Highwaymaster Communications, Intellicell, Internet Communications, Jaco Electronics, Kent Electronics, Marshall Industries, Norstan, Nu-Horizons Electronics, Pioneer-Standard Electronics, Premier Farnell, Rada Electronics Industries, Reptron Electronics, Richardson Electronics, Richey Electronics, Savoir Technology Group, Sterling Electronics, Taitron Components, Tech Electro Industries, Tessco Technologies, Universal Security Instruments, Video Display, View Tech and World Access.

EXECUTIVE AGREEMENTS

 Abramson Agreements

  The Employment Agreement between Mr. Abramson and the Company expires on March 31, 2001 and provides for a minimum annual base salary and bonus of at least $950,000. The Employment Agreement also provides that Mr. Abramson or his spouse, or the estate of either Mr. Abramson or his spouse, will receive an


LOGO
annual retirement benefit of $750,000 for the greater of (i) 15 years, (ii) Mr. Abramson's life or (iii) the life of his spouse, upon termination of Mr. Abramson's employment for any reason other than for Just Cause or without Good Reason (each as defined in the Employment Agreement). If Mr. Abramson dies or becomes disabled prior to March 31, 2001, the annual retirement benefit will be $950,000 until March 31, 2001, and then $750,000 annually thereafter. The Employment Agreement provides for termination by the Company for Just Cause or by Mr. Abramson for Good Reason. Upon a termination for Just Cause or Mr. Abramson's resignation without Good Reason prior to March 31, 2001, no retirement benefits would be paid. If prior to a Change in Control (as defined in the Employment Agreement), Mr. Abramson is discharged without Just Cause or resigns for Good Reason, or if Mr. Abramson's employment is terminated for any reason after a Change in Control, Mr. Abramson shall be entitled to receive a cash lump sum payment equal to all compensation due to him for the remainder of the term of the Employment Agreement. A Change in Control in the Employment Agreement is deemed to have occurred on the earliest of the following: (i) if any entity or person becomes the beneficial owner of 20% or more of the Common Stock of the Company; (ii) the approval by the shareholders of the Company of a definitive agreement to sell or otherwise dispose of substantially all of the assets, merge or consolidate the Company in which the Company is not the surviving corporation; or (iii) the date upon which, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof.

  In January 1993, the Company entered into an Executive Health Care Benefits and Consulting Agreement with Mr. Abramson pursuant to which he may provide consulting services to the Company after retirement and will be covered under the Company's health care plan. Under such agreement, Mr. Abramson will pay all required premiums and other costs for Medicare coverage. Under the Company's health care plan, the Company will provide medical, dental and prescription drug benefits for Mr. Abramson and his spouse for those items and expenses which are eligible to be covered under the health care plan to the extent not covered by Medicare.

  In March 1993, the Company entered into an agreement with Mr. Abramson pursuant to which the Company, upon a change in control of the Company, will make a cash payment to him in an amount sufficient to pay all excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), so as to place such executive officer in the same after-tax position had there been no such taxes.

 Hunt Agreements

  The Company entered into an Employment Agreement with Mr. Hunt (the "Hunt Employment Agreement") that became effective upon the acquisition by the Company of Futronix Corporation and Wire & Cable Specialties Corporation, which together formed the Company's Futronix Systems division ("Futronix"). The Hunt Employment Agreement expires April 1, 2000 (the "Employment Term"). Under the Hunt Employment Agreement, Mr. Hunt receives an annual salary of $150,000 that may be adjusted upward on an annual basis by the Company's Board of Directors, but the salary cannot be decreased (such amount, as adjusted, is referred to as "Salary"), and Mr. Hunt is entitled to fringe benefits comparable to those provided to other officers of the Company and its subsidiaries in comparable executive positions (the "Fringe Benefits"). In addition, Mr. Hunt is entitled to receive a bonus (the "Bonus") as may be determined from time to time by the Company's Board of Directors, provided that Mr. Hunt will participate in the Company's bonus plans on the same basis as other officers of the Company and its subsidiaries in comparable executive positions. Upon the resignation of Mr. Hunt or the termination of the Hunt Employment Agreement for "cause", Mr. Hunt will receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination. If Mr. Hunt becomes totally disabled, Futronix may terminate the Hunt Employment Agreement, and upon such termination, Mr. Hunt would be entitled to (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) any benefits that he may be entitled to receive under any then existing disability benefit plans of Futronix (including plans included in the Fringe Benefits), and (iii) in the fiscal year immediately following the fiscal year of termination, the Bonus to which Mr. Hunt would have been entitled if he had been employed for the full period to which the Bonus relates, but reduced proportionately to correspond to the portion of the period for which Mr. Hunt was actually employed (a "Proportionate Bonus"). Upon Mr. Hunt's death, the Company must pay to Mr. Hunt's estate any unpaid Salary and Fringe Benefits that have accrued through the date of death and a Proportionate Bonus. If the Hunt Employment Agreement is terminated without cause, Mr. Hunt would be entitled to an amount equal to (i) the Salary for the remainder of the Employment Term plus (ii) an amount equal to (a) the Bonus paid to Mr. Hunt for the fiscal year immediately preceding the fiscal year of termination divided by 12, multiplied by (b) the number of months from the end of the last fiscal year for which a Bonus was paid through the end of the Employment Term; provided, however, that if the aggregate amount payable to Mr. Hunt upon termination without cause is not at least equal to one year's Salary, then the Company may either increase the amount to be paid to Mr. Hunt to one year's Salary or release Mr. Hunt from the covenants not to compete to which he is subject.

  The distribution center of Futronix in Houston, Texas is leased from a trust of which Mr. Hunt is the trustee. The base annual rent of Futronix for the property is based on the sales of Futronix for the preceding calendar year and is calculated each December 31 for the following year's rent. Futronix is currently at a sales level requiring it to pay an annual rent of $300,000, the maximum annual rent permitted under the lease. In addition to the base amount of rent, Futronix is responsible for all expenses related to the operation of the property including maintenance, utilities, taxes and insurance. The term of the lease expires on December 31, 2003, and Futronix has an option to renew the lease for an additional five-year term. The Company believes that the terms of the lease, including the annual rent, are on terms no less favorable than those that could be obtained from an unrelated third party.

CERTAIN TRANSACTIONS

  Mr. Zimmerman, a director of the Company, is a shareholder, officer and director of the law firm of Zimmerman, Axelrad, Meyer, Stern & Wise, P.C., a firm retained by the Company.

  During fiscal 1997 and 1998, the Company made loans to certain current and former executive officers and directors of the Company to finance their purchase of Company Common Stock. Such persons with loans from the Company of $60,000 or more, and their respective loan balances and weighted-average interest rates, are stated in the table below. The loan balances in the table below include outstanding principal and accrued interest.

                                           LARGEST LOAN
                                            BALANCE IN  LOAN BALANCE AT INTEREST
                    NAME                   FISCAL 1998  MARCH 28, 1998    RATE
                    ----                   ------------ --------------- --------
   Morrie K. Abramson.....................   $467,033      $467,033       6.36%
   Frank M. Billone.......................   $168,912      $168,912       6.47%
   Stephen J. Chapko......................   $101,771      $101,771       6.02%
   Randy J. Corporron.....................   $235,472            --       6.84%
   Rodney J. Corporron....................   $238,236            --       6.84%
   William H. Fountain....................   $234,522      $234,522       6.74%
   Richard J. Hightower...................   $213,282      $213,282       6.02%
   David D. Johnson.......................   $482,134      $482,134       6.35%
   Max S. Levit...........................   $183,054      $183,054       6.27%
   Cathy L. O'Leary.......................   $167,430            --       6.57%
   Larry D. Olson.........................   $321,705      $321,705       6.26%
   David Siegel...........................   $114,503      $114,503       6.33%
   Richard C. Webb........................   $446,369      $446,369       6.43%
   Mark A. Zerbe..........................   $271,865      $271,865       6.18%

               PROPOSAL NO. 2--ADOPTION OF AMENDED AND RESTATED
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Company's 1996 Non-Employee Director Stock Option Plan (the "Plan") was adopted by the Company's shareholders at the Company's annual meeting held on June 27, 1996, with the Plan's effective date being May 7, 1996. The Board of Directors has adopted, subject to approval by the shareholders, an amended and restated Plan (the "Amended Plan") which, among other things, (i) increases by 100,000 to 200,000 the number of shares of Common Stock that may be purchased under stock options granted under the Plan, (ii) increases from 5,000 to 7,500 the number of shares of Common Stock that may be purchased under stock options granted under the Plan on the date of each annual meeting of the Company beginning with the Annual Meeting, and (iii) provides for a one-time grant of an option to purchase 2,500 shares of Common Stock as of September 3, 1997, the date the Amended Plan was adopted by the Company's Board of Directors. The Board of Directors has directed that the Amended Plan be submitted to the shareholders of the Company for approval at the Annual Meeting. This summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan which is attached to this Proxy Statement as Appendix A.

  Purpose. The purpose of the Amended Plan is to provide the non-employee directors of the Company additional incentive for their service as directors. The success of the Company's business is dependent on the incentive, effort and judgment of its directors.

  Shares of Stock Available for Grant of Options. The Plan currently provides for the grant of options to purchase an aggregate of 100,000 shares of Common Stock. As of the date of this Proxy Statement (and excluding the one-time grant to each non-employee director of an option to purchase 2,500 shares of Common Stock as of September 3, 1997 as provided in the Amended Plan), options to purchase 60,000 shares of Common Stock are available for grant under the Plan. If the Amended Plan is approved by the shareholders, the Amended Plan will provide for the grant of options to purchase a total of 200,000 shares of Common Stock, which would permit the grant of options to purchase an additional 160,000 shares of Common Stock under the Amended Plan (including the one-time grant to each non-employee director of an option to purchase 2,500 shares of Common Stock as of September 3, 1997 and an option to purchase 7,500 shares of Common Stock on the date of the Annual Meeting as provided in the Amended Plan). The Common Stock subject to the Amended Plan may be treasury shares or authorized but unissued shares. In the event a stock option lapses unexercised or partially unexercised or is surrendered for cancellation, the shares of Common Stock allocable to the unexercised portion of that stock option may again be subject to a stock option under the Amended Plan.

  The Amended Plan provides that the number of shares subject thereto and shares covered by outstanding options granted under the Amended Plan will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, as well as in the event of a spin-off, spin-out or other distribution of assets to shareholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or the Amended Plan or of the other shareholders of the Company, as applicable.

  Term. The Amended Plan was adopted effective September 3, 1997, subject to approval by the shareholders at the Annual Meeting. The term of the Amended Plan will continue until the earlier of (1) May 7, 2006 or (2) the date on which there have been granted to eligible directors pursuant to the Plan and the Amended Plan options to purchase an aggregate of 200,000 shares of Common Stock consistent with the terms of the Plan and the Amended Plan; provided, however, that all outstanding stock options granted under the Plan and the Amended Plan will continue to be governed by the terms and conditions of the Amended Plan.

  Administration. The Amended Plan will be administered by the Board of Directors, and all questions of interpretation and application of the Plan and the Amended Plan are determined by the Board of Directors.

  Participation. All non-employee directors are eligible to participate in the Plan and will be eligible to participate in the Amended Plan. Under the Plan currently, stock options to purchase 5,000 shares are automatically granted upon each non-employee director's initial election to the Board, and stock options to purchase 5,000 shares are automatically granted to each non-employee director effective each year on the date of the annual meeting of shareholders. If the Amended Plan is approved, non-employee directors will be granted options as follows: an option to purchase 7,500 shares of Common Stock will be granted to a non-employee director if his initial election is at the Company's annual meeting of shareholders or after the Company's annual meeting of shareholders, but before the end of the Company's second fiscal quarter; an option to purchase 5,625 shares of Common Stock will be granted to a non-employee director if his initial election is during the Company's third fiscal quarter; an option to purchase 3,750 shares of Common Stock will be granted to a non-employee director if his initial election is during the Company's fourth fiscal quarter; and an option to purchase 1,875 shares of Common Stock will be granted to a non-employee director if his initial election is during the Company's first fiscal quarter, but before the Company's annual meeting of shareholders. In addition, under the Amended Plan, each non-employee director shall, after his initial election to the Board of Directors and effective as of the date of each annual meeting of the shareholders beginning with the 1998 Annual Meeting, be granted a stock option to purchase from the Company 7,500 shares of Common Stock. Moreover, under the Amended Plan, each non-employee director will be granted a stock option to purchase from the Company 2,500 shares of Common Stock effective as of September 3, 1997.

  Stock Options. Under the Amended Plan, each stock option shall be evidenced by a stock option agreement containing terms and conditions not inconsistent with the provisions of the Amended Plan. Each stock option shall have a term of five years from the grant thereof. Each stock option shall vest immediately; provided, however, that the sales of shares upon the exercise of such stock option shall not be allowed until at least six months after the later of (i) the approval of the Amended Plan by the shareholders or (ii) the grant of the stock option. The purchase price payable upon the exercise of a stock option will be equal to the fair market value of the Common Stock on the date the stock option is granted. On September 3, 1997, the last reported sales price of the Common Stock was $40.13 per share. Payment in full for the number of shares purchased upon the exercise of stock options granted under the Amended Plan shall be made in cash, or certified or cashier's check, or by Common Stock of the Company already owned by and in the possession of the stock option holder, or any combination thereof, at the same time the stock option is exercised.

  A stock option granted under the Amended Plan shall lapse in the following situations: (i) if the directorship of the non-employee director terminates for any reason other than death, all unexercised stock options theretofore granted shall expire ten days after the date of such termination of directorship, unless such stock options shall have terminated earlier under the terms or under other provisions of the Amended Plan, or (ii) if the directorship of the non-employee director terminates by reason of death, all unexercised stock options, if any, shall become immediately exercisable and may be exercised until the expiration of one year from the date of death of the non-employee director or until the expiration of the term of the stock option, whichever is earlier. Such stock option may be exercised by any designated beneficiary of the non-employee director, subject to all other provisions of the Amended Plan.

  Except as set forth below, stock options granted under the Amended Plan shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the non-employee director, stock options granted under the Amended Plan shall be exercisable only by the non-employee director or the non-employee director's guardian or legal representative. In addition to non-transferable stock options, the Board of Directors may allow stock options to be granted that are transferable, without payment of consideration, to immediate family members of the non-employee director or to trusts or partnerships for such family members; the Board of Directors may also amend outstanding stock options to provide for such transferability.

  Amendment of the Plan. The Board of Directors may amend, terminate or suspend the Amended Plan at any time, provided that the Amended Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination or amendment of the Amended Plan may, without the consent of the holder of any option then outstanding, adversely affect the rights of such holder under the options.

  Change in Control. If (i) the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) the Company is recapitalized in such manner that shares of Common Stock are converted into or exchanged for other securities of the Company, (iii) the Company sells or otherwise disposes of substantially all of its assets, (iv) over 30% of the outstanding Common Stock of the Company is acquired by another person, corporation or entity in exchange for securities of such person, corporation or entity, or (v) over 30% of the then outstanding Common Stock is acquired in a single transaction or a series of related transactions, then each holder of an outstanding stock option shall be entitled, upon exercise of such stock option, to receive shares of such stock or other securities of the Company or the surviving or acquiring corporation as the holders of the Company's Common Stock received pursuant to the terms of the merger, consolidation, exchange, recapitalization, sale or acquisition. If the terms of any such transaction provide for the cancellation of all outstanding stock options, each holder of an outstanding stock option shall have the right to exercise such stock option in full during a 30-day period preceding the effective date of any such transaction.

  Federal Tax Consequences. The grant of a stock option under the Amended Plan will not result in the recognition of any taxable income by the non-employee director. A non-employee director will recognize ordinary income on the date of exercise of the option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of an option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the non-employee director on the exercise of an option.

  Shareholder Approval Requirement. With the exception of the increase from 100,000 to 200,000 in the number of shares of Common Stock that may be purchased under stock options granted under the Plan, the amendments to the Plan included in the Amended Plan do not require shareholder approval under the Plan, applicable law, charter or bylaw provisions of the Company or New York Stock Exchange rules. The Board of Directors, however, recognizes that important corporate decisions are increasingly being submitted to shareholders for their approval, even when such approval is not required. This is especially true for decisions relating to the issuance of securities to directors and officers. Accordingly, the Board of Directors has directed that the Amended Plan in its entirety be submitted to the Company's shareholders for approval at the Annual Meeting. The approval of the Amended Plan requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal. If the Amended Plan is not approved by the Company's shareholders at the Annual Meeting, the Plan will remain in effect without any amendment or modification to its terms as approved by shareholders at the Company's annual meeting held on June 27, 1996.

  Award of Stock Options Under the Amended Plan. The following table sets forth the stock options that the Company's non-employee directors will receive effective September 3, 1997 and at each annual meeting of shareholders beginning with the Annual Meeting, if the Amended Plan is approved by the Company's shareholders at the Annual Meeting. Executive officers and employee directors are not eligible to participate in the Amended Plan.

                            NEW PLAN BENEFITS TABLE
       AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                      NAME                     DOLLAR VALUE($) NUMBER OF UNITS
                      ----                     --------------- ---------------
   Non-Employee Director Group--September 3,
    1997......................................        (1)          10,000
   Non-Employee Director Group--Annual Awards
    beginning at the Annual Meeting...........        (1)          30,000(2)

--------
(1) Dollar value is dependent upon the future value of Company Common Stock.
(2) Assumes that four non-employee directors will continue to serve on the Board of Directors.

  THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

                PROPOSAL NO. 3--RATIFICATION AND APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Grant Thornton LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending April 3, 1999. Grant Thornton has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

  Management recommends that the appointment of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ending April 3, 1999, be ratified by the shareholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification at the meeting or any adjournment thereof.

  THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that Forms 5 were not filed by the following former executive officers of the Company: Barbara A. Alberto, Randy J. Corporron, Rodney J. Corporron, Carolyn S. Davis and Cathy L. O'Leary.

                                 OTHER MATTERS

  The Board of Directors knows of no matters other than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

  Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of Shareholders of the Company to be held in 1999 must be received by the Company, addressed to the Secretary of the Company, 1111 Gillingham Lane, Sugar Land, Texas 77478, no later than January 20, 1999, to be included in the proxy statement relating to that meeting.

  Pursuant to the Company's Bylaws, any nomination of persons to be elected as directors at the annual meeting of Shareholders of the Company to be held in 1999 must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of the 1999 annual meeting is first given to shareholders. Such nomination or nominations must be in writing from a shareholder of record and must attach a written consent of each person so nominated to serve on the Board of Directors. In addition, the notice must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company that are beneficially owned by each nominee and (iv) such other information in respect of each nominee as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Company and for whom proxies are solicited by the Board of Directors.

                                          By Order of the Board of Directors

                                          Stephen J. Chapko, Secretary

May 20, 1998

  THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 28, 1998 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                                                     APPENDIX A

                         KENT ELECTRONICS CORPORATION

                             AMENDED AND RESTATED
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I

                                    PURPOSE

  Kent Electronics Corporation, a Texas corporation (the "Company"), is dependent for the successful conduct of its business on the initiative, effort and judgment of its directors. This Amended and Restated 1996 Non-Employee Director Stock Option Plan (the "Plan") is intended to provide the independent directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company, to increase the value of the Company's common stock, without par value ("Common Stock").

                                  ARTICLE II

                                ADMINISTRATION

  The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock at any time may be traded, the Board shall have plenary authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

  Under the Plan each director who is not a full-time employee of the Company or any of its subsidiaries (each, a "Non-Employee Director") shall, effective as of the date of his initial election to the Board, be granted a stock option to purchase from the Company a certain number of shares of Common Stock to be determined as follows: 7,500 shares if his initial election is at the Company's annual meeting of shareholders or after the Company's annual meeting of shareholders, but before the end of the Company's second fiscal quarter; 5,625 shares if his initial election is during the Company's third fiscal quarter; 3,750 shares if his initial election is during the Company's fourth fiscal quarter; and 1,875 shares if his initial election is during the Company's first fiscal quarter, but before the Company's annual meeting of shareholders. In addition, each Non-Employee Director (i) shall, after his initial election to the Board and effective as of the date of each annual meeting of shareholders beginning with the Company's 1998 annual meeting of shareholders, be granted a stock option to purchase from the Company 7,500 shares of Common Stock and (ii) shall, effective as of September 3, 1997, be granted a stock option to purchase from the Company 2,500 shares of Common Stock. All options to purchase Common Stock granted under this Article III shall be at a price determined and set forth in Article IV.

                                  ARTICLE IV

                    TERMS AND CONDITIONS OF STOCK OPTIONS;
                      STOCK OPTION PRICE; TRANSFERABILITY

  (a) Each stock option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement") in such form as may be hereafter approved by the Board on the advice of counsel to the Company. The Agreement shall be executed by the Company and the optionee. The sale of the shares issued on the exercise of a stock option by any person subject to Section 16 of the 1934 Act shall not be allowed until at least six months after the later of (i) the approval of this Plan by the shareholders of the Company in accordance with
Article VIII hereof or (ii) the grant of the stock option. Such determination for each stock option is to be made prior to or at the time that stock option is granted. Each stock option granted hereunder shall expire if not exercised within five years of the date of grant.

  (b) The per share stock option price shall be an amount equal to the Fair Market Value (as defined below) of the Common Stock on the date of grant of the stock option. In no event shall the stock option price be less than the par value of the Company's Common Stock.

  (c) Except as set forth below, the stock options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, the optionee's guardian or legal representative. In addition to non-transferable stock options, the Board may grant stock options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Board may also amend outstanding stock options to provide for such transferability.

  (d) No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act") and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

  (e) For all purposes under the Plan, the Fair Market Value of a share of Common Stock on a particular date, or on the most recent prior date on which Common Stock was traded, shall be equal to the reported closing price per share as reported by the New York Stock Exchange, Inc. or other principal exchange or market on which the Common Stock is traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board of Directors in such manner as it deems appropriate.

  (f) A stock option shall lapse in the following situations:

    (1) If the directorship of a Non-Employee Director terminates for any reason other than death, all unexercised stock options theretofore granted shall expire ten days after the date of such termination of directorship, unless such stock options shall have terminated earlier under the terms or under other provisions of the Plan.

    (2) If the directorship of a Non-Employee Director terminates by reason of death, all unexercised stock options, if any, shall become immediately exercisable and may be exercised until the expiration of one year from the date of death of the Non-Employee Director or until the expiration of the term of the stock option, whichever is earlier. Such stock option may be exercised by any designated beneficiary of the Non-Employee Director, subject to all other provisions of the Plan.

                                   ARTICLE V

                  SHARES SUBJECT TO PLAN AND DURATION OF PLAN

  The term of the Plan shall continue until the earlier to occur of (i) May 7, 2006, ten years from the effective date of the Plan as originally approved by the shareholders of the Company, or (ii) the date on which there have been granted to Non-Employee Directors pursuant to the Plan stock options to purchase an aggregate of 200,000 shares of the Common Stock; provided, however, that all outstanding stock options granted under the Plan shall continue to be governed by the terms and conditions of the Plan. Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the unexercised shares which were subject thereto may be reoptioned under the Plan.

                                  ARTICLE VI

                                  ADJUSTMENTS

  (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the Company's directors and shareholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to shareholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other shareholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

  (b) If, while unexercised stock options remain outstanding under the Plan,
(i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Common Stock is converted into other securities, cash or other property in connection with such merger or consolidation, (ii) the Company is recapitalized in such a manner that shares of the Common Stock are converted into or exchanged for other securities of the Company, (iii) the Company sells or otherwise disposes of substantially all of its assets to another person, corporation or entity, (iv) over 30% of the Common Stock of the Company is acquired by another person, corporation or entity in exchange for stock (or stock and securities) of such corporation or (v) over 30% of the then outstanding Common Stock is acquired in a single transaction or a series of related transactions, then, unless the terms of the transaction described in clauses (i), (ii), (iii), (iv) or (v) above provide that after the effective date of such merger, consolidation, recapitalization, exchange, sale or acquisition, as the case may be, each holder of an outstanding stock option shall be entitled, upon exercise of such stock option to receive, in lieu of shares of the Company's Common Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the same rate per share as the holders of shares of the Company's Common Stock received pursuant to the terms of the merger, consolidation, exchange, recapitalization, sale or acquisition, all outstanding stock options shall be cancelled as of the effective date of any such merger, consolidation, recapitalization, exchange, sale or acquisition. At least 30 days notice of such cancellation shall be given to each holder of a stock option and each holder of a stock option shall have the right to exercise such stock options in full during a 30-day period preceding the effective date of such merger, consolidation, recapitalization, exchange, sale or acquisition.

  (c) Change of Par Value. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

  (d) Miscellaneous. The adjustments provided for in this Article shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE VII

                                POWER TO AMEND

  The Board of Directors may amend, terminate or suspend this Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the regulations thereunder. However, no termination or amendment of the Plan may, without the consent of the holder of any Option then outstanding, adversely affect the rights of such holder under the Options.

                                 ARTICLE VIII

                     EFFECTIVE DATE; SHAREHOLDER APPROVAL

  The Plan shall be effective as of September 3, 1997, the date on which it received the unanimous approval of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved by the shareholders within 12 months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated. No stock option granted under the Plan shall be exercisable in whole or in part unless and until such shareholder approval is obtained.

                   [Map to location of meeting appears here]


                         Kent Electronics Corporation
                      1998 Annual Meeting of Shareholders
                           June 25, 1998, 10:00 a.m.

            Meeting to be held at the Company's offices located at 1111 Gillingham Lane, Sugar Land, TX 77478 (281) 243-4000


[KENT ELECTRONICS
LOGO APPEARS HERE]

PROXY                                              KENT ELECTRONICS CORPORATION                                                PROXY

                                                       1111 GILLINGHAM LANE
                                                     SUGAR LAND, TEXAS  77478

                                           ANNUAL MEETING OF SHAREHOLDERS JUNE 25, 1998

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder(s) of Kent Electronics Corporation (the "Company") hereby appoints MORRIE K. ABRAMSON and STEPHEN
J. CHAPKO, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Shareholders of the Company to be held on June
25, 1998, at 10:00 a.m., local time, at the offices of the Company located at 1111 Gillingham Lane, Sugar Land, Texas 77478 and at
any adjournment(s) thereof, the number of shares the undersigned would be entitled to cast if personally present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2 AND 3 BELOW.

====================================================================================================================================

PROPOSAL 1:  ELECTION OF DIRECTORS         [_]  FOR the nominees listed below                [_]  WITHHOLD AUTHORITY to vote
                                                (except as marked to the contrary below)          for the nominees listed below

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                Max S. Levit
                Larry D. Olson
                Richard C. Webb

PROPOSAL 2:  TO ADOPT THE AMENDED AND RESTATED                        FOR            AGAINST         ABSTAIN
             1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN             [_]              [_]             [_]


PROPOSAL 3:  TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP          FOR            AGAINST         ABSTAIN
             AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS          [_]              [_]             [_]
             FOR THE FISCAL YEAR ENDING APRIL 3, 1999

4.   In their discretion, on such other matters as may properly       FOR            AGAINST         ABSTAIN
     come before the 1998 Annual Meeting of Shareholders or any       [_]              [_]             [_]
     adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

====================================================================================================================================


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND EACH OF PROPOSALS 2 AND 3.

All prior proxies are hereby revoked.

                                                                    _____________________________________________________

                                                                    _____________________________________________________
                                                                                           Signature(s)
                                                                    Dated _________________________________________, 1998

                                                                    (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SIGNING
                                                                    AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.,
                                                                    GIVE FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH JOINT OWNER
                                                                    SHOULD SIGN.)

                   ---------------------------------------------------------------------------------------------
                    PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.
                   ---------------------------------------------------------------------------------------------